UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 20, 2004 (August 20, 2004)

Commission file number 1-10813
_______________________

PLM EQUIPMENT GROWTH FUND III LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

California	68-0146197
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Nyala Farms
Westport CT	06880
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203)-341-0555
_______________________

Item 5.        Other Events.

In July 2004, PLM Equipment Growth Fund III Liquidating Trust (the “Liquidating Trust”) settled the outstanding litigation referred to in the Trust’s 2003 Form 10-KSB filed with the United States Securities and Exchange Commission on March 25, 2004. As a result of the settlement, the Liquidating Trust made a payment to the plaintiff of $325,000.

Except as described herein, the Liquidating Trust has now liquidated all of its assets, paid all of its known liabilities and settled all of its outstanding litigation. As a result, the Liquidating Trust has declared a final cash distribution on August 20, 2004 of $0.25 per unit of beneficial interest. In total, an aggregate of $2.6 million is being distributed to the holders of beneficial interest units of the Liquidating Trust. Effective upon such distribution, the Liquidating Trust will be terminated.

Approximately $100,000 of the Liquidating Trust’s cash is being retained by the Liquidating Trustee of the Liquidating Trust to pay for costs and any unknown expenses arising after the Liquidating Trust’s termination. Such costs may include those relating to storage and records retention, responding to investor inquiries, property taxes, legal fees, accounting fees or other miscellaneous expenses. After a maximum of three years, any remaining cash, will be distributed to the beneficial interest unit holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLM EQUIPMENT GROWTH FUND III LIQUIDATING TRUST
By: PLM Financial Services, Inc.
      Trustee

By: /s/ Richard K Brock
Richard K. Brock
Chief Financial Officer

Date: August 20, 2004